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                                                                   EXHIBIT 4.1
                               AMENDMENT NO. 1

     AMENDMENT NO. 1 Dated as of March 31, 1995, to the RIGHTS AGREEMENT (the "Rights Agreement") dated as of March 11, 1991 between Continental Medical Systems, Inc., a Delaware corporation (the "Company"), and Mellon Bank N.A., as successor rights agent (the "Rights Agent").

     WHEREAS, the Board of Directors of the Company (the "Board") approved certain amendments to the Rights Agreement at a meeting held on March 31, 1995; and

     WHEREAS, this Amendment is being entered into by the Company and the Rights Agent in accordance with Section 26 of the Rights Agreement to evidence those amendments approved by the Board;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows (Terms used but not otherwise defined herein shall have the same meanings as in the rights Agreement):

     1. Not withstanding any other provision of this Agreement, neither the execution nor the delivery of the Plan of Merger by and among the Company, Horizon Healthcare Corporation ("Horizon") and CMS Merger Corporation ("Merger Corp."), dated the date hereof, the Stock Option Agreement, dated the date hereof, between the Company and Horizon or the Voting Agreement, dated the date hereof, among Horizon and certain stockholders of the Company (collectively, the "Merger Agreements") nor the performance thereof in accordance with their respective terms nor the consummation of the transactions contemplated thereby shall cause Horizon, Merger Corp. or any other party thereto to be or become an Acquiring Person or constitute an event or occurrence that causes or could cause to occur a Distribution Date or a Stock Acquisition Date.

     2. Except as otherwise amended herein, all provisions of the Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. The Rights Agent acknowledges that it has received a certificate executed by an authorized officer of the Company, in the form attached hereto as Exhibit A, certifying that this Amendment has been adopted in compliance with the terms of Section 26 of the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers, each of whom is duly authorized, all as of this 31st day of March, 1995.

                                   CONTINENTAL MEDICAL SYSTEMS, INC.

                                   By: /s/ DAVID G. NATION
                                   ------------------------------------
                                           David G. Nation
                                           Senior Vice President

                                   MELLON BANK, N.A.

                                   By: /s/ JAMES D. ARAMANDA
                                   ------------------------------------
                                           James D. Aramanda
                                           Senior Vice President

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                                EXHIBIT A

                    CONTINENTAL MEDICAL SYSTEMS, INC.

                        OFFICER'S CERTIFICATE

   The undersigned, the duly elected and incumbent Secretary of CONTINENTAL MEDICAL SYSTEMS, INC. (the "Company"), hereby certifies that:

   1. The amendments set forth in the attached Amendment No. 1, dated the date hereof (the "Amendment"), to the Rights Agreement, dated as of March 11, 1991, between the Company and Mellon Bank, N.A., as successor rights agent, were approved by the Board of Directors of the Company at a meeting duly held on March 31, 1995 and the Board resolutions approving such amendments have not been rescinded or modified and in full force and effect. The amendments are in compliance with the terms of Section 26 of the Rights Agreement.

   2. Each person who, as an officer of the Company, signed the Amendment and any other instrument, agreement or any other document delivered prior to or on the date hereof in connection with the execution and delivery of the Amendment was, at the respective time of such signing and delivery, duly elected or appointed, qualified and acting as such officer, duly authorized to sign and deliver such document, and the signatures of such persons appearing on such documents are their genuine signatures.

   IN WITNESS WHEREOF, I have hereunto set my hand, as of this 31st day of March, 1995.


                                      /s/ David G. Nation
                                      --------------------------
                                      David G. Nation, Secretary